SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------
                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                              ---------------------

                               September 15, 2004

                Date of Report (Date of earliest event reported)

                            U.S. Energy Systems, Inc.
             (Exact name of registrant as specified in its charter)


  Delaware                        0-10238                  52-1216347
(State or other                 (Commission            (I.R.S. Employer
jurisdiction of                 File Number)            Identification No.)
Incorporation)

One North Lexington Avenue
White Plains, NY                                           10601
(Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code: (914) 993-6443

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         - Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         - Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         - Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         - Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Section 3 - Securities Trading Markets
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

         On September 15, 2004, we received a letter from Nasdaq advising that for the last 30 consecutive business days, the bid price for our common stock had closed below the $1.00 per share required for continued inclusion by Rule 4310(c)(4) and that we would, among other things, be provided, pursuant to Rule 4310 (c)(8)(D), until March 14, 2005 to regain compliance. The letter further noted that compliance would be regained if, during the period ending March 14, 2004, our common stock closes at $1.00 per share or higher for at least ten (10) consecutive business days. Management has not yet determined the action, if any, to be taken in response to this letter.


                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                              U.S. Energy Systems, Inc.



                                          By: /s/ Goran Mornhed
                                                  -------------
                                                  Goran Mornhed, President and
                                                  Chief Executive Officer



Dated:   September 20, 2004